Exhibit 10.14
EXECUTION COPY
July 29, 2008
Residential Funding Company, LLC
One Meridian Crossings
Suite 100
Minneapolis, MN 55423
Attention: John Peterson
GMAC Mortgage, LLC
One Meridian Crossings
Suite 100
Minneapolis, MN 55423
Attention: John Peterson
     Re: Waiver re: Post-Closing Requirements and Certain Prepayments
Ladies and Gentlemen:
          Reference is hereby made to that certain Loan Agreement (the “Loan Agreement”) dated as of June 4, 2008 among Residential Funding Company, LLC and GMAC Mortgage, LLC as borrowers (each, a “Borrower” and collectively, the “Borrowers”), Residential Capital, LLC, GMAC Residential Holding Company, LLC, GMAC-RFC Holding Company, LLC, Homecomings Financial, LLC, as guarantors, certain other affiliates of the Borrowers party thereto (together with the Borrowers, each an “Obligor” and collectively, the “Obligors”), Wells Fargo Bank, N.A. as first priority collateral agent and GMAC LLC as lender agent (in such capacity, the “Lender Agent”) and as initial lender (in such capacity, the “Initial Lender”). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Loan Agreement.
          Pursuant to Section 8.01(m) of the Loan Agreement, the Obligors are required to satisfy each of the Post-Closing Requirements, in all material respects, in accordance with the time frames listed on Schedule 8.01(m) of the Loan Agreement. As of the date hereof, certain of the Post-Closing Obligations have not been satisfied. The Obligors have previously requested and discussed with the Lender Agent the extension of the time frames for the Obligors’ to satisfy the Post-Closing Requirements of the Loan Agreement and the waiver of any Default or Event of Default that may occur as a result of the Obligors’ non-compliance with Section 8.01(m) of the Loan Agreement, and this letter agreement confirms the agreement of the Obligors, the Lender Agent and the Initial Lender with respect thereto.
          Provided that no Default or Event of Default has occurred with respect to any matter unrelated to the time frames for the Post-Closing Requirements, this letter memorializes the agreement of the Obligors, the Lender Agent and the Lenders to extend through and including the dates set out on Schedule I hereto (the “Extension Period”) the Borrower’s compliance with the various Post-Closing Requirements set forth in Section 8.01(m) of the Loan Agreement. If the Obligors have materially satisfied Section 8.01(m) by the end of the Extension Period, the Lender Agent and Lenders agree that no Default or Event of Default will occur at the end of the Extension Period in connection with Section 8.01(m) of the Loan Agreement.
     The Obligors have notified the Lender Agent of or otherwise acknowledged certain calculation errors and other mistakes that occurred in connection with payments due under the Loan Agreement (described below), and have requested that the Lender Agent and the Lenders waive any Event of Default arising from calculation errors and related reporting mistakes, whether pursuant to Section 2.05, Section 2.08(c) of the Loan Agreement or otherwise:
(a)	payment of interest in the amount of $193,466.14 owed in conjunction with a principal paydown in the amount of $190,584,034.70 (due July 8, 2008 and paid July 14, 2008); and

(b)	payment of principal associated with asset sales in the amount of $11,083,493 (due July 15, 2008 and paid July 22, 2008).
          The Lender Agent and the Lenders do hereby waive any Default or Event of Default under the Loan Agreement resulting from the foregoing failures to timely pay the amounts described above.
          Each of the Borrowers hereby represents and warrants that, except as set forth above, no Default or Event of Default has occurred and is continuing. Except as specifically set forth in this letter agreement, the Loan Agreement and the other Facility Documents remain in full force and effect. Neither the execution, delivery nor effectiveness of this letter agreement shall operate as a waiver of any Default or Event of Default (whether or not known to the Lender Agent or any Lender) or any right, power or remedy of the Lender Agent or any Lender of any provision contained in the Loan Agreement or any other Facility Document, whether as a result of any Default or Event of Default or otherwise. Such waivers shall not create a course of dealing between the parties or an understanding that a waiver of the occurrence of any other Default or Event of Default will be granted in the future.
[signature pages follow]

          This letter agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original (whether such counterpart is originally executed or an electronic copy of an original) and all of which when taken together shall constitute one and the same agreement. THIS LETTER AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES (BUT WITH REFERENCE TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH BY ITS TERMS APPLIES TO THIS AGREEMENT).

Very truly yours, GMAC LLC, as Lender Agent
By	/s/ David C. Walker
Name:	David C. Walker
Title:	Group Vice President & Treasurer

GMAC LLC, as Lender
By	/s/ David C. Walker
Name:	David C. Walker
Title:	Group Vice President & Treasurer

Acknowledged and Agreed the date first written above: RESIDENTIAL FUNDING COMPANY, LLC, as borrower
By	/s/ John M. Peterson
	Name:	John M. Peterson
	Title:	Treasurer

GMAC MORTGAGE, LLC, as borrower
By	/s/ John M. Peterson
	Name:	John M. Peterson
	Title:	Assistant Treasurer

Schedule I
Extension Period

Post-Closing Requirement	Extension Period End Date
A. Within 30 days of the Closing Date, the Brazilian Security Documents.	August 25, 2008

B. Within 40 days of the Closing Date, the Chilean Security Documents.	August 25, 2008

D. Within 25 days of the Closing Date, the Canadian Custodial Agreement.	August 15, 2008

E. Within 25 days of the Closing Date, a share charge executed by RFC and the First Priority Collateral Agent with respect to GMAC RFC Ireland Limited in substantially identical form to the English Share Charge.
July 7, 2008

F. Within 25 days of the Closing Date, a share charge executed by RFC and the First Priority Collateral Agent with respect to GHS Global Relocation UK Limited United Kingdom in substantially identical form to the English Share Charge.
July 7, 2008

I. Within 25 days of the Closing Date, all documentation necessary to transfer all REO Subsidiaries whose equity constitutes Primary Collateral shall have been executed, delivered and submitted for recording in the applicable real estate recording office, together with all necessary filing fees, taxes and similar charges.
August 20, 2008